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                 GREAT AMERICAN TELEVISION AND RADIO COMPANY, INC.
                       GREAT AMERICAN COMMUNICATIONS COMPANY
                        GREAT AMERICAN BROADCASTING COMPANY
                GREAT AMERICAN TELEVISION AND RADIO HOLDINGS, INC.
                               LEISURE SYSTEMS, INC.
                              One East Fourth Street
                              Cincinnati, Ohio  45202


          Continental Bank N.A.,                  Banque Paribas
            Individually, as Managing Agent       Chemical Bank
            and as Collateral Agent               Bank of Montreal
          The First National Bank of Boston,      The Bank of New York
            Individually, as Managing Agent       The Provident Bank
            and as Administrative Agent           Star Bank, N.A.
          The Chase Manhattan Bank, N.A.            Cincinnati
          National Westminster Bank USA

          Re:  Consent and Waiver          Dated as of: February 3, 1994

          Gentlemen:

               We refer to the Loan Agreement, dated as of August 20, 1993, as amended and restated as of November 30, 1993 (as amended from time to time and in effect, the "Loan Agreement"), by and among Great American Television and Radio Company, Inc. ("Borrower"), Great American Communications Company ("GACC"), Great American Broadcasting Company ("GABCO"), Great American Television and Radio Holdings, Inc. and Leisure Systems, Inc. ("LSI"), the financial institutions party thereto as lenders ("Lenders"), The First National Bank of Boston ("Bank of Boston") and Continental Bank, N.A. ("Continental"), as managing agents for the Lenders, Bank of Boston, as administrative agent for the Lenders, and Continental, as collateral agent for the Lenders. All terms in this letter of agreement ("this Agreement") that are not defined herein, but that are defined in the Loan Agreement, shall have the meanings specified for such terms in the Loan Agreement.

                                     ARTICLE I

                                     CONSENTS

               SECTION 1.1.  Proposed Transactions.

                         (a) Execution and Delivery of Note Purchase Agreement. GACC proposes to execute and deliver a Note Purchase Agreement, substantially in the form of the
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               draft thereof attached hereto as Exhibit A ("Draft Note
               Purchase Agreement") providing for the issuance and sale by GACC of up to $200,000,000 of 9-3/4% promissory notes ("GACC 9-3/4% Notes") to the purchasers named therein.

                         (b) Delivery of Notices to Redeem GABCO 13% Notes and GACC 14% Notes. GABCO proposes to deliver a notice pursuant to Section 5.2 of the GABCO 13% Note Exchange Agreement to repurchase all the outstanding GABCO 13%
               Notes ("Notice to Repurchase GABCO 13% Notes"). GACC proposes to deliver a notice pursuant to Section 3.3 of the GACC 14% Note Indenture to redeem all the outstanding GACC 14% Notes ("Notice to Redeem GACC 14% Notes", and, together with the Notice to Repurchase GABCO 13% Notes, the "Redemption Notices"). Drafts of the Redemption
               Notices are attached hereto as Exhibits B-1 and B-2, respectively (such drafts being hereinafter referred to as the "Draft Redemption Notices").

                         SECTION 1.2. Requests for Consents and Waivers under Loan Agreement. GACC, GABCO and the Borrower have requested the Managing Agents and the Required Lenders to:

                         (a)   grant all such waivers and consents as
               are required under the Loan Agreement and the other Loan Documents to permit:

                               (i)  the execution and delivery by GACC
                    of a definitive note purchase agreement in or substantially in the form of the Draft Note Purchase Agreement (such definitive agreement being hereinafter referred to as the "Definitive Note Purchase Agreement"); and

                               (ii)     the delivery by GACC and GABCO
                    of definitive redemption notices in or substantially in the form of the Draft Redemption Notices (such definitive notices being hereinafter referred to as the "Definitive Redemption Notices"); and

                         (b) waive the Defaults and Events of Default that would otherwise arise under Section 9.1.5 of the Loan Agreement upon the delivery by GACC and GABCO of the Definitive Redemption Notices.

               SECTION 1.3. Required Lender Consents and Waivers. Subject to the conditions, covenants and limitations contained in Article II of this Agreement, the undersigned Required Lenders hereby:

                         (a) grant all such consents and waivers as are required under the Loan Agreement and the other Loan Documents to permit:
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                              (i)  the execution and delivery by GACC of
                    the Definitive Note Purchase Agreement; and

                              (ii) the delivery by GACC and GABCO of the
                    Definitive Redemption Notices; and

                         (b)  waive any Defaults or Events of Default
               that would otherwise arise as a result of the delivery of the Definitive Redemption Notices.

                                    ARTICLE II

                      CONDITIONS AND LIMITATIONS TO CONSENTS

               The consents and waivers of the Required Lenders granted pursuant to Section 1.3 are subject to each of the following conditions, covenants and limitations:

               SECTION 2.1. Form of Documents. Each of the Definitive Note Purchase Agreement and the Definitive Redemption Notices shall, when executed and/or delivered by GACC or GABCO, be in the form of the draft thereof attached hereto, or substantially in that form with only such variations as shall have been expressly approved in writing by the Required Lenders.

               SECTION 2.2. No Amendments. GACC will not, at any time after execution and delivery of the Definitive Note Purchase Agreement, cause or permit the Definitive Note Purchase Agreement to be modified, supplemented or amended in any respect without (in each case) the express prior written consent of the Required Lenders.

               SECTION 2.3. No Implied Waivers or Consents. Anything herein express or implied to the contrary notwithstanding, the consents and waivers of the Required Lenders granted pursuant to Section 1.3 do not cover, and shall not be construed to be consents or approvals by the Lenders for, or agreements of the Lenders with, any of the following transactions, arrangements or matters:

                         (a)  the execution and/or delivery of an
               Indenture providing for the issuance of GACC 9-3/4%
               Notes;

                         (b)  the issuance and/or sale of any GACC 9-
               3/4% Notes;

                         (c)  the making of any Restricted Payment in
               respect of the GABCO 13% Notes or the GACC 14% Notes; or

                         (d) the making of any offer or the giving of any notice to make any Restricted Payment in respect of the GABCO 13% Notes or GACC 14% Notes (other than any
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               offer made or notice given pursuant to the Definitive
               Redemption Notices).

                         SECTION 2.4.  No Commitments.  Nothing
          contained herein shall constitute, imply, or be construed as:

                         (a)   the approval by the Managing Agents or
               the Lenders of the form of Indenture attached to the Draft Note Purchase Agreement (or any other form of such Indenture), including the terms of subordination contained in Article 10 thereof; or

                         (b)   any commitment on the part of the
               Managing Agents or the Lenders to give their consent, approval or agreement to the sale and/or issuance of GACC 9-3/4% Notes, or to the repurchase or redemption of GACC 14% Notes or GABCO 13% Notes.

          Any such approval, commitment, consent or agreement will (if and when given by the Managing Agents and Required Lenders) be contained in a separate modification and consent agreement that will include terms, conditions and other provisions satisfactory to the Managing Agents, the Required Lenders and the Principal Companies.

                                    ARTICLE III

                               CONSENT OF GUARANTORS

               The Guarantors and LSI, by their signature below, absolutely and unconditionally consent to the execution, delivery and performance of this Agreement by the Principal Companies. It is the express understanding and intention of the Guarantors and LSI that all the Obligations of the Principal Companies shall at all times hereafter continue to be entitled to all the benefits of, and to all the security constituted by, the Guaranties, or, in the case of LSI, the Subsidiary Guaranty, to the same extent as prior to the execution of this Agreement.

                                    ARTICLE IV

                         PROVISIONS OF GENERAL APPLICATION

               Except as otherwise expressly provided by this Agreement, all of the terms, conditions and provisions of the Loan Agreement and each of the other Loan Documents remain
          unaltered.   This Agreement is a Loan Document.  This
          Agreement and the rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of The Commonwealth of Massachusetts. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors in title and permitted assigns. This
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          Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto.

               If you are in agreement with the foregoing, please sign the enclosed counterparts of this Agreement and return such counterparts to the undersigned.


                                   Very truly yours,

                                   GREAT AMERICAN TELEVISION AND RADIO
                                     COMPANY, INC.


                                   By:____________________________
                                      Title:


                                   GREAT AMERICAN COMMUNICATIONS
                                     COMPANY


                                   By:____________________________
                                      Title:


                                   GREAT AMERICAN BROADCASTING
                                     COMPANY


                                   By:____________________________
                                      Title:


                                   GREAT AMERICAN TELEVISION AND RADIO
                                     HOLDINGS, INC.


                                   By:____________________________
                                      Title:


                                   LEISURE SYSTEMS, INC.


                                   By:____________________________
                                      Title:
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               The foregoing Agreement is hereby accepted by the
          undersigned Required Lenders on and as of the date first above written.

          CONTINENTAL BANK N.A.,
            Individually, as Managing Agent and as Collateral Agent


          By: ______________________________
             Title:


          THE FIRST NATIONAL BANK OF BOSTON,
            Individually, as Managing Agent and as Administrative Agent


          By: ______________________________
             Title:


          THE CHASE MANHATTAN BANK, N.A.


          By: ______________________________
             Title:


          CHEMICAL BANK


          By: ______________________________
             Title:


          NATIONAL WESTMINSTER BANK USA


          By: ______________________________
             Title:


          THE BANK OF NEW YORK


          By: ______________________________
             Title:


          BANQUE PARIBAS


          By: ______________________________
             Title:
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          By: ______________________________
             Title:


          BANK OF MONTREAL


          By: ______________________________
             Title:


          THE PROVIDENT BANK


          By: ______________________________
             Title:


          STAR BANK, N.A.


          By: ______________________________
             Title: